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                                                                  Exhibit 10(24)

                                   AGREEMENT
                                    Between
                        Terrenex Acquisition Corporation
                                      and
                           CanArgo Energy Corporation

Whereas, CanArgo has experienced delays in its proposed prospectus financing and in the sale of assets;

And whereas, CanArgo requires on an urgent basis additional financing;

And whereas, Terrenex as a significant shareholder is prepared to extend temporary financial assistance to CanArgo;

Now therefore, the parties agree to the following:

Terrenex will lend $500,000 US to CanArgo on request made after the execution of this agreement;

CanArgo will repay this loan on or before September 21, 1999;

CanArgo will pay interest at 1% per calendar month or part thereof that the loan is outstanding;

CanArgo will pay a financing fee to Terrenex of 50,000 shares of Uentech upon execution of this agreement;

CanArgo hereby grants an option to Terrenex to purchase its oil & gas interests in Canada being known as Sylvan Lake, Frog Lake, Skiff and Beaver Dam for a price of $1,000,000 Cdn. This option may be exercised by Terrenex after October 1, 1999 if and only if the principal amount of the loan has not been repaid prior to this date.

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As security for repayment of the principal and interest CanArgo grants to
Terrenex a security interest in its shares held in Uentech. CanArgo hereby directs Laws, Crooks Orsinski to hold in trust all of its shares in Uentech on the trust condition that they not be released without confirmation from Terrenex that the loan principal has been repaid.

The parties hereto acknowledge that there is a relationship between CanArgo and Terrenex. Each party represents and warrants that it has received approval for this transaction from the independent members of their respective boards of directors.

Agreed to this 19th day of July, 1999.

CanArgo Energy Corporation            Terrenex Acquisition Corporation


Per:  /s/David Robson                 Per:  /s/Michael Binnion

      David Robson

      /s/ Nils Trulsvik

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                                PROMISSORY NOTE



For good and valuable consideration CanArgo Energy Corporation hereby promises to pay $500,000 US together with interest at the rate of 1% compounding each calendar month or part thereof on or before September 21, 1999.

Dated this 19th day of July, 1999

CanArgo Energy Corporation


Per:  /s/David Robson

      David Robson

      /s/ Nils Trulsvik


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